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                                                                    EXHIBIT 99.7

                  SERIES E CONVERTIBLE PREFERRED STOCK WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

THE SERIES E PREFERRED STOCK ISSUABLE UPON THE EXERCISE OF THE SECURITIES REPRESENTED HEREBY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SERIES E PREFERRED STOCK ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT AND AN AMENDED AND RESTATED STOCK TRADING AGREEMENT, AS EACH OF THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

                                                                  WARRANT NO. E2

                               WARRANT CERTIFICATE

           TO PURCHASE SHARES OF SERIES E CONVERTIBLE PREFERRED STOCK,

                            PAR VALUE $0.01 PER SHARE

                                       OF

                               ELECTRIC CITY CORP.

         THIS IS TO CERTIFY THAT CINERGY VENTURES II, LLC, or its registered assigns (the "Holder"), is the owner of FIFTEEN HUNDRED (1,500) warrants (the "Warrants"), each of which entitles the registered Holder to purchase from Electric City Corp., a Delaware corporation (the "Company"), one fully paid, duly authorized and nonassessable share of Series E Convertible Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock"), of the Company at any time or from time to time on or before 5:00 p.m., New York City time, on the Warrant Expiration Date, at an exercise price of $100.00 per share, subject to adjustment from time to time as set forth herein (the "Exercise Price"), all on the terms and subject to the conditions hereinafter set forth.

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         The number of shares of Series E Preferred Stock issuable upon exercise of each Warrant (the "Number Issuable") shall be determined for each Warrant by dividing $100.00 by the Exercise Price in effect at the time of such exercise, and is initially one (1) share of Series E Preferred Stock. Capitalized terms used herein but not otherwise defined shall have the meanings given them in
Section 13 hereof.

         Section 1. Exercise Of Warrants. Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered Holder hereof at any time or from time to time, on or before 5:00 p.m., New York City time, on the Warrant Expiration Date upon delivery to the Company at the principal executive office of the Company in the United States of America, of (a) this Warrant Certificate, (b) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which such Holder wishes the certificate or certificates for shares of Series E Preferred Stock to be issued and (c) payment of the Exercise Price for the shares of Series E Preferred Stock issuable upon exercise of such Warrants, which shall be payable by any one or any combination of the following: (i) cash or (ii) certified or official bank check payable to the order of the Company. The documentation and consideration delivered in accordance with clauses (a), (b) and (c) of this paragraph above are collectively referred to herein as the "Warrant Exercise Documentation."

         As promptly as practicable, and in any event within two (2) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable shares of Series E Preferred Stock issuable in connection with such exercise, and if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised; provided, however, that no new Warrant Certificate need be delivered if the Warrant Expiration Date has occurred. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Series E Preferred Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Series E Preferred Stock at such time.

         The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of the issue or delivery of any shares of Series E Preferred Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Series E Preferred Stock in any name other than that of the registered Holder of the Warrants evidenced hereby.

         In connection with the exercise of any Warrants evidenced hereby, at the Company's option, no fractions of shares of Series E Preferred Stock shall be issued, but in lieu thereof the Company may elect to pay a cash adjustment in respect of such fractional interest in an amount equal to any such fractional interest multiplied by $100.00 per share of Series E Preferred Stock. If more than one such Warrant shall be exercised by the Holder thereof at the same time, the

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number of full shares of Series E Preferred Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

         Section 2.        Adjustments.

         (a) Subdivision or Combination of Stock or Stock Dividends. In case the Company shall at any time subdivide its outstanding shares of Series E Preferred Stock into a greater number of shares, by split or otherwise, or issue additional shares of Series E Preferred Stock as a dividend (other than as a dividend in respect of the outstanding Preferred Stock in accordance with any of the Certificates of Designations), or make any other distribution upon any class or series of stock payable in shares of common stock or Convertible Securities of the Company, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Series E Preferred Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

         (b) Reorganization; Reclassification; Consolidation; Merger or Sale of Assets. In case of any capital reorganization or reclassification or other change of outstanding shares of Series E Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving person and that does not result in any reclassification or change of outstanding Series E Preferred Stock) (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each Holder of the Warrants evidenced hereby, at least five (5) Business Days prior to effecting any of the foregoing Transactions, a certificate that the Holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Series E Preferred Stock into which such Warrant could have been exercised immediately prior to such Transaction (or, if the Series E Preferred Stock did not participate in any such Transaction, the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Series E Preferred Stock could have been converted immediately prior to such Transaction). Such certificate shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Series E Preferred Stock (or, if applicable, by a holder of Common Stock issuable upon conversion of the Series E Preferred Stock) includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, who controls or is controlled by the successor or purchasing Person or who, in connection with such Transaction, issues stock, securities, other property or cash to holders of Series E Preferred Stock or Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to

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Holders of the Warrants upon exercise thereof as provided above. The provisions of this Section 2(b) similarly shall apply to successive Transactions.

         (c) Special Distributions. In the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in notes or other debt securities or in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock)) of the Company, whether or not pursuant to a stockholder rights plan, "poison pill" or similar arrangement (but excluding any dividend or distribution that results in an adjustment to the Exercise Price pursuant to Section 2(a)) in other property or assets, to holders of Series E Preferred Stock (a "Special Distribution"), then the Board of Directors shall set aside the amount of such dividend or distribution that each Holder of Warrants would have been entitled to receive had it exercised such Warrants prior to the record date for such dividend or distribution. Upon the exercise of a Warrant evidenced hereby, the Holder shall be entitled to receive such dividend or distribution that such Holder would have received had such Warrant been exercised immediately prior to the record date for such dividend or distribution.

         Section 3. Notice of Certain Events. In case at any time or from time to time the Company shall declare any dividend or any other distribution to the holders of its Series E Preferred Stock or Common Stock, or shall authorize the granting to the holders of its Series E Preferred Stock or Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights that would result in an adjustment to the Exercise Price pursuant to Section 2(a) or would result in a Special Distribution described in
Section 2(c), or there shall be any capital reorganization or reclassification of the Series E Preferred Stock or Common Stock or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each Holder of the Warrants evidenced hereby at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least ten (10) Business Days prior to the applicable date hereinafter specified, a notice stating

                  (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Series E Preferred Stock or Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined,

                  (b) the issue date of such dividend, distribution, rights or warrants, and

                  (c)      the date on which such reorganization,
         reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up is expected to become effective.

Such notice also shall specify the date as of which it is expected that the holders of Series E Preferred Stock or Common Stock of record shall be entitled to exchange their Series E Preferred Stock or Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, disposition, dissolution, liquidation or winding up.

         Section 4. Certain Covenants. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Series E Preferred Stock or its authorized and issued Series E Preferred Stock held as treasury stock, for the purpose of enabling it to satisfy any obligation to issue Series E Preferred Stock upon exercise of the Warrants, the maximum number of shares of Series E Preferred Stock that may then be deliverable upon the exercise of all outstanding Warrants. The Company shall take all action required to increase the authorized number of shares of Series E Preferred Stock if at any time the aggregate number of authorized but unissued shares of Series E Preferred Stock plus any shares of Series E Preferred Stock held as treasury stock are not sufficient to permit such reservation or to permit the exercise of all outstanding Warrants.

         The Company or, if appointed, the transfer agent for the Series E Preferred Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented hereby.

         Before taking any action that would cause an adjustment pursuant to
Section 2 hereof to reduce the Exercise Price below the then par value (if any) of the Series E Preferred Stock, the Company will take any corporate action that may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Series E Preferred Stock at the Exercise Price as so adjusted.

         The Company covenants that all Series E Preferred Stock that may be issued upon exercise of the Warrants will, upon issue, be validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         Section 5. Registered Holder. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes.

         Section 6. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America. Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Series E Preferred Stock as shall be equal to the number of shares of Series E Preferred Stock then purchasable hereunder.

         Section 7. Restrictive Legend. Each certificate representing the Series E Preferred Stock issued upon exercise of this Warrant shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT AND AN AMENDED AND RESTATED STOCK TRADING AGREEMENT, AS EACH OF THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY.

Said legends shall be removed by the Company, upon the request of the holder thereof, at such time as the restrictions on the transfer of the applicable security under applicable securities laws and the obligations imposed on the holder thereof under the Amended and Restated Stockholders Agreement, the Amended and Restated Investor Rights Agreement and the Amended and/or Restated Stock Trading Agreement, as applicable, shall have terminated.

         Section 8. Denominations. The Company will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

         Section 9. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation of such mutilated Warrant Certificate, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

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         Section 10.       Governing Law. Except as to matters governed by the
General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Warrant Certificate shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

         Section 11. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder and their respective successors and permitted assigns any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of Series E Preferred Stock or Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

         Section 12. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be given by registered or certified first-class mail, return receipt requested, nationally recognized overnight delivery service or personal delivery,

         (a) if to the Holder of a Warrant, at such Holder's last known address appearing on the books of the Company; and

         (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Redemption and Exchange Agreement,

or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered if delivered by a nationally recognized overnight delivery service; and five (5) Business Days after being deposited in the mail, certified or registered as aforesaid, postage prepaid, if mailed.

         Section 13. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "Certificates of Designations" means the Series E Certificate of Designations.

                  "Common Stock" means shares of the Company's common stock, par value $0.0001 per share.

                  "Company" shall have the meaning set forth in the preamble hereof.

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                  "Convertible Securities" means any rights to subscribe for or to purchase, or any options or warrants for the purchase of, Series E Preferred Stock.

                  "Exercise Price" shall have the meaning set forth in the preamble hereof.

                  "Holder" shall have the meaning set forth in the preamble.

                  "Number Issuable" shall have the meaning set forth in the preamble.

                  "Person" means any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Preferred Stock" means shares of any of the Series E Preferred Stock.

                  "Redemption and Exchange Agreement" means that certain Redemption and Exchange Agreement, dated as of March 19, 2004, among the Company, the Holder and the other parties signatory thereto, as the same may be amended, modified or otherwise supplemented from time to time in accordance with its terms.

                  "Series E Certificate of Designations" means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series E Convertible Preferred Stock of Electric City Corp., as filed with the Secretary of State of Delaware and as may be amended and in effect from time to time.

                  "Series E Preferred Stock" shall have the meaning set forth in the preamble hereof.

                  "Special Distribution" shall have the meaning set forth in
         Section 2(c) hereof.

                  "Transaction" shall have the meaning set forth in Section 2(b) hereof.

                  "Transfer Agent" shall have the meaning set forth in Section 4 hereof.

                  "Warrants" shall have the meaning set forth in the preamble hereof.

                  "Warrant Exercise Documentation" shall have the meaning set forth in Section 1 hereof.

                  "Warrant Expiration Date" means June 27, 2004.

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         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered on March 22, 2004.

                             COMPANY:         ELECTRIC CITY CORP.,

                                              By: ______________________________
                                              Name:  John Mitola
                                              Title: Chief Executive Officer

ATTEST:

_____________________________

                             Form of Assignment Form

                  [To be executed upon assignment of Warrants]

         The undersigned hereby assigns and transfers unto _________________, whose Social Security Number or Tax ID Number is ____________________ and whose record address is ___________________________________ the rights represented by the attached Warrant Certificate with respect to ___ Warrants to which the attached Warrant Certificate relates, and irrevocably appoints _______________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                             Signature:

                                             ___________________________________
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             Warrant Certificate)

                                             Signature Guarantee:

                                             ___________________________________

Date: _____________________

               (SUBSCRIPTION FORM TO BE EXECUTED UPON EXERCISE OF
                          SOME OR ALL OF THE WARRANTS)

         The undersigned, registered Holder, successor or assignee of such registered Holder of the within Warrant Certificate, hereby:

         (a) subscribes for ___ shares of Series E Preferred Stock which the undersigned is entitled to purchase under the terms of the within Warrant Certificate, (b) makes the full cash payment therefor called for by the within Warrant Certificate, and (c) directs that the Series E Preferred Stock issuable upon exercise of said Warrants be issued as described hereunder.

                                             ___________________________________
                                             (Name)

                                             ___________________________________
                                             (Address)

                                             ___________________________________
                                             SIGNATURE

Dated: ____________________